SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[x] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             MTS SYSTEMS CORPORATION
                (Name of Registrant as Specified in Its Charter)

                             MTS SYSTEMS CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.



[LOGO]
MTS SYSTEMS CORPORATION
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 612-937-4000
Fax 612-937-4515, Telex 29-0521



Dear MTS Shareholder:

On behalf of your Board of Directors, I want to invite you to attend your Company's Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, January 30, 1996, at 3:30 p.m.

Please note that the meeting will be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota and not at the Company's main office in Eden Prairie.

We would like all our shareholders to be represented at the Annual Meeting, in person or by proxy. To that end, our staff works earnestly to follow up on proxies which are not returned. Last year 94% of the shares were voted and we thank our shareholders for that response. Please help us by taking the next few minutes to complete the enclosed proxy and then drop it in the mail even if you plan to attend the Annual Meeting. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire. Your promptness is much appreciated.

                                   Very truly yours,

                                   /s/ Donald M. Sullivan
                                   Donald M. Sullivan
                                   Chairman and
                                   Chief Executive Officer

December 21, 1995



                             MTS SYSTEMS CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 30, 1996

The Annual Meeting of Shareholders of MTS Systems Corporation (the "Company") will be held on January 30, 1996 at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402. The meeting will convene at 3:30 p.m.
Central Standard Time for the following purposes:

     1. To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualify.

     2. To consider and act upon a proposed amendment to the Company's Articles of Incorporation to increase the total number of authorized shares of Common Stock from 16,000,000 shares to 32,000,000 shares.

     3. To ratify and approve the appointment of independent public accountants for the Company for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 1, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                   For the Board of Directors,

                                   /s/ Patrick Delaney
                                   Patrick Delaney
                                   Secretary

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

December 21, 1995

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE, AND RETURN YOUR PROXY WHICH IS LOCATED ON THE OUTSIDE OF THIS ENVELOPE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THIS PURPOSE. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.



                             MTS SYSTEMS CORPORATION

                                 PROXY STATEMENT

                                     GENERAL

This Proxy Statement is furnished to the shareholders of MTS Systems Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 30, 1996 or any adjournment thereof.

The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company's principal offices are located at 14000 Technology Drive, Eden Prairie, Minnesota 55344, its telephone number is 612-937-4000 and its facsimile number is 612-937-4515. The mailing of this Proxy Statement to shareholders of the Company commenced on or about December 21, 1995.

Any proxy may be revoked by request in person at the Annual Meeting or by written notice mailed or delivered to the Secretary of the Company at any time before it is voted. If not revoked, proxies will be voted as specified by the shareholders. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual meeting of Shareholders and in favor of the slate of directors proposed by the Board of Directors and listed herein.

Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote but as unvoted for purposes of determining the approval of the matter on which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                   OUTSTANDING SECURITIES AND VOTING RIGHTS

The Company has outstanding only one class of stock, $.25 par value common stock (the "Common Stock"), of which 4,678,644 shares were issued and outstanding on December 1, 1995. Each share is entitled to one vote on all matters presented to shareholders.

Shareholders have cumulative voting rights in the election of directors. If any shareholder gives written notice to any officer of the Company before the meeting, or to the presiding officer at the meeting, that shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees.

Only shareholders of record at the close of business on December 1, 1995 will be entitled to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

         SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of December 1, 1995, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table below, and (iv) by all directors and executive officers of the Company as a group:


                                              NUMBER OF SHARES     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIALLY OWNED    OF CLASS

Pioneering Management Corporation                448,350(1)           9.58%
  60 State Street
  Boston, MA 02114

State of Wisconsin Investment Board              400,200(2)           8.55%
  c/o Keith Johnson, Acting General
  Counsel
  P. O. Box 7842
  Madison, WI 53707

Mitchell Hutchins Institutional                  392,115(3)           8.38%
  Investors, Inc.
  1255 Avenue of the Americas
  New York, NY 10019

E. Thomas Binger                                 288,250(4)           6.16%
  5575 Wayzata Boulevard
  Minneapolis, MN 55412

Donald M. Sullivan                                66,301(4)(5)        1.41%

Charles A. Brickman                               46,000(4)             *

Thomas E. Holloran                                 7,342(4)             *

Thomas E. Stelson                                  8,000(4)             *

Bobby I. Griffin                                   4,000(4)             *

Linda Hall Whitman                                    -0-              -0-

Russell A. Gullotti                                   -0-              -0-

Marshall L. Carpenter                             38,007(4)(6)          *

Keith D. Zell                                     26,625(4)             *

Mauro G. Togneri                                  13,960(4)             *

William G. Beduhn                                 18,225(4)(8)          *

All directors and executive officers             602,690(4)(9)       12.57%
  as a group (16 persons)

*Less than 1%

(1) Based upon information included in a Schedule 13G and Form 13F filed with the Securities and Exchange Commission. Consists of sole voting power and 110,600 shares over which sole dispositive power is exercised and 337,750 shares over which shared dispositive power is exercised.

(2) Based upon information included in a Schedule 13D and Form 13F filed with the Securities and Exchange Commission. Consists of sole voting and dispositive power.

(3) Based upon information included in Schedule 13G and Form 13F filed with the Securities and Exchange Commission. Consists of shared voting and dispositive power.

(4) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of the date hereof: Mr. Binger, 4,000 shares; Mr. Sullivan, 32,201 shares; Mr. Brickman, 4,000 shares; Mr. Holloran, 4,000 shares; Mr. Stelson, 3,000 shares; Mr. Griffin, 2,000 shares; Mr. Carpenter, 9,200 shares; Mr. Zell, 15,601 shares; Mr. Togneri, 13,000 shares; Mr. Beduhn, 5,851 shares; and by all directors and executive officers as a group, 117,330 shares.

(5) Includes 8,350 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(6) Includes 28,807 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(7) Includes 11,024 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(8) Includes 7,714 shares held by his spouse and the beneficial ownership of such shares is disclaimed. Also includes 3,900 shares owned jointly with his spouse and the voting and investment discretion over those shares are shared accordingly.

(9) Includes 78,653 shares owned jointly with a spouse, 7,714 shares owned directly by a spouse and 1,234 shares which are owned directly by children.



                            ELECTION OF DIRECTORS
                                (PROPOSAL #1)

Eight directors will be elected at the Annual Meeting, each to serve until the next Annual Meeting of Shareholders or until a successor is elected and qualified. The Board of Directors has nominated for election the eight persons named below and each has consented to being named a nominee. It is intended that proxies will be voted for such nominees. Each of the nominees was elected at the Annual Meeting of Shareholders on January 31, 1994, except for Linda Hall Whitman and Russell A. Gullotti, who were elected by the Board of Directors in March and May 1995, respectively. The Board of Directors believes that each nominee named herein will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. The proxies cannot be voted for a greater number of persons than eight.

The names of the nominees, their principal occupations for at least the past five years and other information is set forth below:

[PHOTO]                             President of Pinnacle Capital Corporation
CHARLES A. BRICKMAN Age 63          (a venture capital company) since 1990;
DIRECTOR SINCE 1968                 with Kidder Peabody & Co., Inc., an
                                    investment banking firm, from 1960 to 1990
                                    (Vice President from 1964 to 1990 and a
                                    director from 1975 to 1990); a director of Illinois Consolidated Telephone Co. and a number of small, privately held companies.

[PHOTO]                             Professor, Graduate School of Business,
THOMAS E. HOLLORAN Age 66           University of St. Thomas, St. Paul,
DIRECTOR SINCE 1971                 Minnesota since 1985; Chairman,
                                    Minneapolis-St. Paul Metropolitan Airports
                                    Commission from 1989 to 1991; Chairman of the Board of Directors and Chief Executive
                                    Officer of the Inter-Regional Financial
                                    Group, Inc. (holding company for various financial enterprises) from 1976 to 1985; a director of Flexsteel Industries, Inc.,
                                    Medtronic, Inc., ADC Telecommunications
                                    Inc., National City Bank of Minneapolis,
                                    National City Bancorporation and Space
                                    Center Company; Chairman and a director of Malt-o-Meal Company and the Bush Foundation;
                                    a director of the Minnesota Center for
                                    Corporation Responsibility.

[PHOTO]                             General Partner of Pittsburgh Pacific
E. THOMAS BINGER Age 72             Company, Ltd., an iron ore mining company,
DIRECTOR SINCE 1975                 since    ; a director of Bemis Company,
                                    Inc. and Investors Savings Bank.

[PHOTO]                             Consulting Engineer, Executive Vice
THOMAS E. STELSON Age 67            President and Professor of Civil
DIRECTOR SINCE 1979                 Engineering Emeritus, Georgia Institute of
                                    Technology, Atlanta, Georgia since 1994;
                                    Vice President and President-Elect, Center for Rehabilitation Technology, Inc.; Pro
                                    Vice Chancellor for Research and
                                    Development, Hong Kong University of Science and Technology from 1991 to 1994; previously
                                    Professor and Vice President, Georgia
                                    Institute of Technology.

[PHOTO]                             Chairman of the Board of the Company since
DONALD M. SULLIVAN Age 60           May 1994; Chief Executive Officer of the
DIRECTOR SINCE 1982                 Company since 1987; President of the
                                    Company since 1982; Executive Vice President of the Company from 1980 to 1982; Vice
                                    President of the Company from 1976 to 1980;
                                    employed by (Emerson) Rosemount, Inc. from 1965 to 1976 (most recently Senior Vice
                                    President of Industrial Instrument and
                                    International Business); a director of ADC
                                    Telecommunications, Inc. and TSI, Inc.;
                                    member of Northwestern University's
                                    Materials Science Department Advisory
                                    Committee; formerly a director of Minnesota
                                    High Technology Council.

[PHOTO]                             President, Medtronic Pacing Business
BOBBY I. GRIFFIN Age 58             (manufacturer of pacing arrhythmia
DIRECTOR SINCE 1993                 products and the largest business unit
                                    within Medtronic, Inc.) since 1991;
                                    Executive Vice president, Medtronic, Inc.
                                    (medical technology company) since 1988;
                                    held various management positions in the pacing business since joining Medtronic in 1973; involved in bio-medical research and development since 1961 with General
                                    Electric-Hanford Laboratories, Batelle
                                    Memorial Institutes, and with
                                    McDonnell-Douglas Corporation-Donald W.
                                    Douglas Laboratories; a director of The
                                    Lutheran Brotherhood Board and Tentmakers
                                    Youth Ministry; member of the Concordia
                                    College Board of Trustees and the North
                                    American Association for Pacing and
                                    Electrophysiolgy.

[PHOTO]                             Vice President, Business Integration,
LINDA HALL WHITMAN Age 47           Ceridian Corporation, since October 1995;
DIRECTOR SINCE MARCH 1995           management and executive positions with
                                    Honeywell Inc. from 1980 to 1995 culminating in Vice President, Consumer Business Group from 1993 to 1995; consultant, psychologist, social worker and special education teacher in Minnesota and Michigan schools from 1969 to 1980; Minnesota 100 mentor since 1994;
                                    Member, Minnesota Women's Economic
                                    Roundtable; a director of Minnesota Zoo;
                                    former director of CAPITOL AIR, Inc. from 1994 to 1995 and Home Energy Systems Rating
                                    Council from 1993 to 1995.

[PHOTO]                             President and Chief Executive Officer of
RUSSELL A. GULLOTTI Age 53          National Computer Systems (NCS) (provider
DIRECTOR SINCE MAY 1995             of data collection systems and services)
                                    since October, 1994; Chairman of the NCS
                                    Board of Directors since May, 1995;
                                    management and executive positions with
                                    Digital Equipment Corporation from 1977 to
                                    1994 (President Sales/Service for Americas from 1992 to 1994 and Vice President Digital
                                    Services from 1988 to 1992); a director of GenRad, Inc. and the Minnesota Business
                                    Partnership.

OTHER INFORMATION REGARDING THE BOARD

Meetings. The Board of Directors met five times during fiscal year 1995, which ended September 30, 1995. None of the directors attended fewer than 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during fiscal year ended 1995. The Board of Directors also took action in writing in lieu of a meeting four times during fiscal 1995, which all of the directors signed.

Board Committees. The Audit Committee of the Board of Directors, which at September 30 1995 was composed of Messrs. Brickman (chair), Binger, Stelson and Holloran, met two times during fiscal year 1995. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of the audits by, and the recommendations of, the Company's independent auditors and approves services provided by the auditors.

The Audit Committee also reviews the audited financial statements of the Company. The Human Resources Committee of the Board of Directors, which at September 30, 1995 was composed of Messrs. Binger and Holloran and Ms. Whitman, met two times and took three actions in writing during fiscal year 1995. Ms. Whitman joined the Human Resources Committee on August 15, 1995, prior to which Mr. Brickman served on the Committee. The Human Resources Committee makes recommendations to the Board of Directors regarding the employment practices and policies of the Company and the compensation paid to Company officers.

The Company does not have a Nominating Committee.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows, for the fiscal years ending September 30, 1995, 1994 and 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Donald M. Sullivan, the Company's Chairman, Chief Executive Officer and President, and each of the four other most highly compensated executive officers of the Company as of September 30, 1995 (together with Mr. Sullivan, the "Named Executives"), in all capacities in which they served:

                          SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                           ANNUAL COMPENSATION       COMPENSATION
                                                                      SECURITIES
                                                                      UNDERLYING       ALL OTHER
                                           SALARY         BONUS        OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR         ($)         ($)(1)          (#)             ($)(2)
D. M. Sullivan                  1995      $226,978(3)    $58,584        9,000           $10,076
 Chairman, Chief Executive      1994       218,494        33,755        9,000            17,111
 Officer and President          1993       210,648        48,860        9,600            12,461

Keith D. Zell                   1995       155,747        27,225        6,000            10,076
 Executive Vice President       1994       150,104         7,468        6,000            11,449
                                1993       131,020        15,555        3,000             8,968

M. L. Carpenter                 1995       152,701        31,618        3,000            10,076
 Vice President and Chief       1994       146,779        11,942        3,000            11,927
 Financial Officer              1993       140,345        28,135        3,000             8,309

M. G. Togneri                   1995       145,580(4)     94,744        3,000            10,076
 Vice President                 1994       144,376        93,840          -0-             9,746
                                1993       140,342         6,466          -0-             7,648

William G. Beduhn               1995       130,773        52,710        2,250            10,076
 Vice President                 1994       123,926        55,951        2,250            11,388
                                1993       116,697        40,973        2,100             8,725


(1) Represents earnings under the Management Variable Compensation Plan. The amounts listed were earned in the fiscal year shown and were paid or will be paid in the following year, unless deferred by the Named Executive.

(2) Represents contributions by the Company to the Company's Profit Sharing Retirement Plan and the Company's 401(K) Plan on behalf of the Named Executives.

(3) Includes $11,381 of compensation earned in the fiscal year shown and deferred by the Named Executive to a later date.

(4) Includes $6,004 of compensation earned in the fiscal year shown and deferred by the Named Executive to a later date.

STOCK OPTIONS

The following table contains information concerning grants of stock options under the Company's Stock Option Plans to the Named Executives during the fiscal year ending September 30, 1995:

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                     NUMBER OF                                                          VALUE AT ASSUMED
                     SECURITIES       % OF TOTAL                                      ANNUAL RATE OF STOCK
                     UNDERLYING        OPTIONS                                               PRICE
                      OPTIONS          GRANTED                                          APPRECIATION FOR
                      GRANTED        TO EMPLOYEES    EXERCISE PRICE    EXPIRATION         OPTION TERM
NAME                    (#)         IN FISCAL YEAR       ($/SH)           DATE        5% ($)      10% ($)
D. M. Sullivan        9,000(1)           7.2%            $23.125        01/31/02      $84,728     $197,452
K. D. Zell            6,000(1)           4.7%             23.125        01/31/02       56,485      131,634
M. L. Carpenter       3,000(1)           2.4%             23.125        01/31/02       28,243       65,817
M. G. Togneri         3,000(1)           2.4%             23.125        01/31/02       28,243       65,817
W. G. Beduhn          2,250(1)           1.8%             23.125        01/31/02       21,182       49,363

(1) Each option becomes exercisable in equal installments over a period of three years, commencing one year after the date of grant.

OPTION EXERCISES AND HOLDINGS

None of the Named Executives exercised stock options during fiscal 1995. The following table sets forth information with respect to the Named Executives concerning unexercised options held as of September 30, 1995:


                        FISCAL YEAR-END OPTION VALUES

                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                      UNDERLYING UNEXERCISED                IN-THE-MONEY
                       OPTIONS AT FY-END (#)          OPTIONS AT FY-END ($)(1)
NAME               EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE(2)
D. M. Sullivan        27,001          18,199         $175,200         $81,586
K. D. Zell            10,600          11,000           71,525          43,428
M. L. Carpenter        6,200           6,000           32,050          20,130
M. G. Togneri         10,000           3,000           90,000          24,318
W. G. Beduhn           4,651           4,449           25,168          15,460

(1) Based on closing price of $28.25 per share of the Company's Common Stock on September 30, 1995.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This is the report of the Company's Human Resources Committee, which is composed of the undersigned Board members. Messrs. Holloran and Binger have been non-employee directors of the Company since the close of 1994. Ms. Whitman is a non-employee director and was elected as a Committee member in August 1995. This report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

The Human Resources Committee is responsible for executive compensation, the Management Variable Compensation and Stock Option Plans, and certain other employee benefit plans. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees.

The Company uses various compensation surveys -- international, national and local -- to develop its compensation strategy and plans; this practice is also used by the Human Resources Committee for executive compensation. In general, the Committee does not use outside consultants to prepare specific studies for it unless it judges the available survey data to be incomplete or unrepresentative.

There are four components to the Company's executive compensation program: (1) base salary; (2) management variable compensation (referred to in the Summary Compensation Table above as "Bonus"); (3) stock options; and (4) profit sharing/retirement. The Committee may adjust the mix of these components from year to year according to survey data. In general, as is true for all the Company's compensation programs, salaries and retirement compensation are somewhat lower than average survey data, and bonus and stock options (i.e., potential annual and longer term variable compensation) are somewhat higher. This proportionality increases as responsibility and compensation increase.

Base Salary. Executive base salary is adjusted annually in January based on the prior fiscal year's financial results and performance on developmental objectives the Committee believes are critical to the Company's long term progress. These objectives include, but are not limited to, progress on the Company's Total Quality Management objectives and staff development.

Management Variable Compensation. The Human Resources Committee annually approves the Management Variable Compensation Plan, which includes executives, managers, and key functional and technical leaders. It also recommends to the full Board the corporate earnings and growth objectives upon which the Chief Executive Officer's variable compensation is principally based. These objectives are a mix of earnings per share, return on average net assets and revenue growth.

Variable compensation is paid to each recipient by December 15 following the close of the fiscal year unless the executive elects to defer a portion in the Company's non-qualified, non-secured compensation deferral plan.

Stock Options. The Company's current Stock Option Plans include executives, managers, and key functional and technical leaders. Stock options are priced and granted annually on the date of the January Board of Directors meeting. In addition, Company officers from time to time recommend to the Human Resources Committee for its approval at regular Board of Directors meetings stock option grants to employees who have shown exceptional service. These discretionary stock options do not exceed a total of 12,000 shares for the fiscal year and are priced as of the date of approval. Executive award levels are based on the matters discussed above. Options outstanding under current plans fully vest in three or four years and expire in five to seven years.

Profit Sharing/Retirement. The Company sponsors an all employee Profit Sharing/Retirement Plan for U.S. employees, except certain subsidiary employees who are covered by subsidiary plans. All of the executives listed in the above tables are included in this Profit Sharing Plan. The full Board annually approves the contribution formula for all employees, including executives.

The Company also has a 401(k) Plan for U.S. employees, including executives, under which the Company partially matches employee contributions at a proportion set by the Company. The Human Resources Committee annually approves the corporate matching formula for all employees.

Chief Executive Officer Compensation. Mr. Sullivan's compensation for 1993-1995 is shown in the Summary Compensation Table above. The Human Resources Committee believes Mr. Sullivan has managed the Company well in a highly competitive industry. Mr. Sullivan's compensation is consistent with this evaluation and with the Company's overall management compensation strategy.

Board Action. The full Board of Directors approves new stock option plans for submittal for shareholder vote and approves the annual corporate earnings and growth objectives for inclusion into the Management Variable Compensation Plan. The full Board reviews all components of executive compensation and the Profit Sharing/Retirement Plan every two to three years.

                  SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
                     OF THE COMPANY'S BOARD OF DIRECTORS:

                                   Thomas E. Holloran, Chairman
                                   E. Thomas Binger
                                   Linda Hall Whitman

SHAREHOLDER RETURN PERFORMANCE

The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Laboratory Apparatus and Analytical, Optical, Measuring, and Controlling Instruments Index (the "Analytical Instruments Index") (SIC Code 382, which includes 110 companies). The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on October 1, 1990 and assuming reinvestment of all dividends.

[GRAPH]

                                                         FISCAL YEAR ENDING
                                  1990        1991        1992        1993        1994        1995
MTS SYSTEMS CORPORATION         $100.00     $127.06     $146.37     $172.01     $141.88     $168.96
ANALYTICAL INSTRUMENTS INDEX     100.00      150.03      165.95      204.07      217.85      317.09
NASDAQ MARKET INDEX              100.00      134.19      131.96      171.62      181.61      220.50


The Company's Common Stock closed at $28.25 per share on September 30, 1995.

EMPLOYMENT AGREEMENTS

Messrs. Sullivan, Zell, Carpenter, Togneri and Beduhn, individually, have agreements with the Company under which, upon the termination of their employment with the Company other than for cause, such officers will receive monthly payments over periods ranging from 12 to 18 months or until age 65, whichever occurs first, based upon their highest annual salaries and the average management variable compensation and benefits they received during the previous three years. As of the date hereof, the maximum aggregate amounts of such payments to each of Messrs. Sullivan, Zell, Carpenter, Togneri and Beduhn are $432,794, $182,705, $281,098, $221,519 and $191,331, respectively. As a condition to such payments, the officer must agree to not render services to any competing entity concerning any similar or competing product for periods ranging from nine to twelve months.

DIRECTOR COMPENSATION

Directors who served during all of 1995 and were not otherwise directly or indirectly compensated by the Company (Messrs. Binger, Brickman, Holloran, Griffin and Stelson) were each paid directors fees in the form of an annual retainer of $14,000 during 1995. Ms. Whitman and Mr. Gullotti were each paid $7,000, which was the pro rata portion of director retainers according to the portions of 1995 during which they served. The payment of annual retainers is not dependent upon board meeting attendance. In addition, non-employee directors who attended over a total of five board or committee meetings not held on the same day as a regular board meeting were compensated at the rate of $750 per half day meeting and $1,500 per full day meeting. Messrs. Binger and Holloran each attended six meetings and will each receive $750.

Each of the non-employee directors who were elected at last year's Annual Meeting of Shareholders (Messrs. Binger, Brickman, Holloran, Griffin and Stelson) were automatically granted options to purchase 1,000 shares each of Common Stock upon their reelection to the Board of Directors at the Company's Annual Meeting of Shareholders for fiscal year 1995, and will, together with Ms. Whitman and Mr. Gullotti, each be granted an option to purchase 1,000 shares of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders to be held on January 30, 1996 at the fair market value on such date. Mr. Brickman and Mr. Stelson were also reimbursed for travel expenses to Board of Directors' meetings.

                          AMENDMENT TO THE COMPANY'S
                          ARTICLES OF INCORPORATION
                                (PROPOSAL #2)

The Board of Directors has approved an amendment to Article VI of the Company's Articles of Incorporation which would increase the number of authorized shares of Common Stock from 16,000,000 shares to 32,000,000 shares. The Board believes adoption of this amendment is in the best interests of the shareholders and recommends that shareholders vote in favor of this proposal. At December 1, 1995, there were 4,678,644 shares of Common Stock issued and outstanding and 994,173 shares reserved for future issuance under the Company's stock option plans, leaving 10,327,183 shares available for corporate purposes.

The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock. However, the Board of Directors believes the Company needs additional authorized shares to provide the Company with the flexibility, as the need arises, to use common stock, or securities convertible into common stock, without the expense and delay of a special shareholders meeting, for any future equity financings, acquisitions, stock dividends or stock splits, and for other purposes. Such activities could require more shares of common stock than are available to the Company.

The newly authorized common stock would be identical to the existing authorized common stock in all respects. Holders of common stock are entitled to one vote per share and have the right to cumulate their votes in an election of directors. All holders of common stock have no conversion rights and no preemptive or other rights to subscribe for additional securities. Upon liquidation of the Company, the holders of common stock will be entitled to share ratably in all assets available for distribution after the payment or provision for payment of all debts and liabilities and subject to the rights of the holders of preferred stock which may be outstanding. Each share of common stock is entitled to such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

The resolution to be considered and acted upon by the shareholder at the annual meeting is as follows:

RESOLVED, that Article VI of the Articles of Incorporation of the Company be amended to read as follows:

                                 ARTICLE VI.

"The number of shares of the total authorized capital stock of the corporation shall be thirty-two million (32,000,000), all of which are common shares of capital stock. Each common share of capital stock shall have the par value of twenty-five cents ($.25). Each share shall entitle the holder thereof to one vote for each share held by the shareholder, but shareholders shall have no pre-emptive right to subscribe for or purchase securities of the corporation; and all shares shall be equal in all respects and shall confer equal rights upon the holders thereof, including equal rights in and to dividends and distributions and upon dissolution."

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                             APPROVAL OF AUDITORS
                                (PROPOSAL #3)

Arthur Andersen LLP , independent certified public accountants, have been the auditors for the Company since 1966. They have been reappointed by the Board of Directors, on recommendation of its Audit Committee, as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen & Co. should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP

                            SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the January 1996 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company in writing no later than August 23, 1996.

                                   GENERAL

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company notes that all such reports have been filed in a timely manner.

The management of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

The Annual Report of the Company for the fiscal year ended September 30, 1995 is enclosed herewith.


                                    PROXY
                           MTS SYSTEMS CORPORATION
              ANNUAL MEETING OF SHAREHOLDERS -- JANUARY 30, 1996

The undersigned hereby appoints Donald M. Sullivan and Patrick Delaney (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of MTS Systems Corporation, held of record by the undersigned on December 1, 1995, at the ANNUAL MEETING OF SHAREHOLDERS to be held on January 30, 1996, or any adjournment thereof.

(1) ELECTION OF DIRECTORS:

[ ]   FOR all nominees
      (except as marked below)

[ ]   WITHHOLD AUTHORITY
      to vote for nominees listed

  E. THOMAS BINGER, CHARLES A. BRICKMAN, BOBBY I. GRIFFIN, THOMAS E. HOLLORAN, RUSSELL A. GULLOTTI, THOMAS E. STELSON, DONALD M. SULLIVAN, LINDA HALL WHITMAN

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

(2) The proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 16,000,000 shares to 32,000,000 shares.

                  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

(3)  The proposal to ratify and approve the appointment of Arthur Anderson LLP

                  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       (continued, and to be completed and signed on the reverse side)


                       (continued from the other side)

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.

                                               Dated:  _________________________

                                               Signed: _________________________
                                                        Signature of Shareholder

                                               Signed: _________________________
                                                        Signature of Shareholder

                                               Please vote, date and sign this
                                               proxy statement as your name is
                                               printed hereon. When signing as
                                               attorney, executory
                                               administrator, trustee, guardian,
                                               etc. give full title as such. If
                                               the stock is held jointly, each
                                               owner should sign. If a
                                               corporation, please sign in full
                                               corporate name by President or
                                               other authorized officer. If a
                                               partnership, please sign in
                                               partnership name by authorized
                                               person.